Exhibit 10.3

MASTER PARTICIPATION AGREEMENT

TRANSACTION SPECIFIC TERMS

THIS MASTER PARTICIPATION AGREEMENT is dated as of the Agreement Date and entered into by and between Seller and Buyer to govern the purchase and sale of the Participation in the Loans, the Commitments (if any) and the other Transferred Rights, in accordance with the terms, conditions and agreements set forth in the LSTA Standard Terms and Conditions for Participations for Par/Near Par Trades, published as of April 24, 2014 (the “Standard Terms”) and attached hereto as Schedule II. The Standard Terms are incorporated herein by reference without any modification whatsoever except as otherwise agreed herein by the Parties and as specifically supplemented and modified by the terms and elections set forth in the Transaction Summary and Sections A through I below (the “Transaction Specific Terms”). The Standard Terms and the Transaction Specific Terms together constitute a single integrated Participation Agreement for each trade set forth on Schedule I, and the Agreement with respect to each such trade shall have the same effect as if a separate Participation Agreement had been entered into separately for such trade. Each such trade shall constitute a separate and distinct “Transaction.” With respect to each Transaction, the Parties agree to be bound by the Standard Terms and the Transaction Specific Terms set forth herein.

TRANSACTION SUMMARY

Trade Date:	As set forth for each Transaction in Schedule I
Agreement Date:	August 26, 2016
Seller:	CĪON INVESTMENT CORPORATION
Buyer:	34TH STREET FUNDING, LLC
Aggregate Purchase Amount:	$131,357,804
Credit Agreement:	As set forth for each Transaction in Schedule I
Borrower:	As set forth for each Transaction in Schedule I
Individual Purchase Amount(s):	As set forth for each Transaction in Schedule I
Tranche(s):	As set forth for each Transaction in Schedule I
CUSIP or LoanXID Number(s), if available:	As set forth for each Transaction in Schedule I
Delivery of Credit Documents:	Yes☒	No ☐
Netting Arrangements:	Yes☐	No ☒
Set-Off Applicable:	Yes☐	No ☒
Collateral Annex Applicable:	Yes☐	No ☒
Elevation:	Yes☒	No ☐
Non-U.S. $ assets:	Yes☐	No ☒
Delayed Funding Term Loans:	Yes☐	No ☒

A.           DEFINITIONS

Capitalized terms used in this Master Participation Agreement shall have the respective meanings ascribed thereto in Section 1 of the Standard Terms, as supplemented by Section A of the Transaction Specific Terms and as otherwise may be provided in other provisions of this Agreement. Terms defined in the applicable Credit Agreement and not otherwise defined in this Agreement shall have the same meanings (with respect to the applicable Transaction) as in such Credit Agreement. Except as otherwise expressly set forth herein, each reference herein to “the Agreement,” “this Agreement,” “herein,” “hereunder” or “hereof” shall be deemed a reference to this Agreement (as it relates separately to each Transaction). If there is any inconsistency between the Transaction Specific Terms and the Standard Terms, the Transaction Specific Terms shall govern and control.

Copyright © LSTA 2008. All rights reserved

In this Agreement:

“Agent” has the meaning set forth in Schedule I for each Transaction.

“Assignment” has the meaning set forth in Schedule I for each Transaction.

“Buyer Purchase Price” select one:

☒  not applicable.

☐  means the purchase price payable by Buyer to Original Buyer pursuant to the Netting Letter (this applies if there are three (3) parties involved in the netting arrangement).

☐  means the purchase price payable by Buyer to Penultimate Buyer pursuant to the Netting Letter (this applies if there are four (4) or more parties involved in the netting arrangement).

“Commitments” has the meaning set forth in Schedule I for each Transaction.

“Elevation Required Consents” has the meaning set forth in Schedule I for each Transaction.

“Elevation Transfer Fee” has the meaning set forth in Schedule I for each Transaction.

“Loans” has the meaning set forth in Schedule I for each Transaction.

“Netting Letter” select one:

☒  not applicable.

☐  means that certain Multilateral Netting Agreement in the form currently published by the LSTA dated on or as of the Agreement Date among Seller, Buyer [and] [,] Original Buyer [, Penultimate Buyer] and [describe any other parties to the Netting Letter]].

“Original Buyer” select one:

☒  not applicable.

☐  means [specify original buyer in the netting arrangement].

“Participation Required Consents” has the meaning set forth in Schedule I for each Transaction.

“Participation Transfer Fee” means the transfer fee (if any) set forth in Section E.1 payable to Seller in connection with the assignment by Buyer of all or any portion of the Participation, subject to Section 10.1 of the Standard Terms.

“Penultimate Buyer” select one:

☒  not applicable.

☐  none (“none” is applicable if there are only three (3) parties involved in the netting arrangement).

☐  means [_________].

“Seller Purchase Price” select one:

☒  not applicable.

☐  means the purchase price payable by Original Buyer to Seller pursuant to the Netting Letter.

“Unfunded Commitments” has the meaning set forth in Schedule I for each Transaction.

B.           SECTION 5 (BUYER’S REPRESENTATIONS AND WARRANTIES)

If “Yes” is specified opposite “Delivery of Credit Documents” in the Transaction Summary, Buyer represents and warrants that it (i) was not a Lender on the Trade Date and (ii) requested copies of the Credit Documents from Seller on or prior to the Trade Date.

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C.            SECTION 8 (DISTRIBUTIONS; INTEREST AND FEES; PAYMENTS; COMMITMENT REDUCTIONS)

C.1          Section 8.3 (Wire Instructions).

Buyer’s Wire Instructions:

Bank: U.S. Bank N.A.
ABA No.: [*]
Acct.: [*]
Acct. No.: [*]
Ref.: [*]

Seller’s Wire Instructions:

Bank: JP Morgan Chase Bank, N.A.
ABA No.: [*]
Acct.: [*]
Acct. [*]
Ref.: [*]

C.2          Section 8.7 (Set-Off).

If “Yes” is specified opposite “Set-Off” in the Transaction Summary, clause (i) of the proviso to the second sentence of Section 8.7 shall apply.

D.            SECTION 9 (NOTICES; RECORDS)

Buyer’s Address for Notices and Delivery:

34th Street Funding, LLC
3 Park Avenue, 36th Floor
New York, New York 10016
Attn: Credit Team
Email: CIONAgentNotices@iconinvestments.com

Seller’s Address for Notices and Delivery:

CĪON Investment Corporation
3 Park Avenue, 36th Floor
New York, New York 10016
Attn: Credit Team
Email: CIONAgentNotices@iconinvestments.com

E.            SECTION 10 (FURTHER TRANSFERS)

E.1          Select one:

☒	There is no Participation Transfer Fee.

☐	There is a Participation Transfer Fee, in the amount of $/£/€_________.

E.2          If an Affiliate of Buyer that is a buyer under a participation agreement with Seller entered into as of the same day as this Agreement makes a Pre-Elevation Transfer (whether or not such transfer is so defined under such participation agreement) of loans and commitments (if any) under the Credit Documents subject to such participation agreement on the same day as Buyer, on substantially similar documents and to the same Entity as Buyer:

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☐          Buyer and such Affiliate(s) of Buyer shall pay only one Participation Transfer Fee.

☐          Buyer and each such Affiliate of Buyer shall pay a separate Participation Transfer Fee in respect of each such Pre-Elevation Transfer.

☒	Not applicable (there is no Participation Transfer Fee).

E.3          Section 10.1 Right of Buyer to sell subparticipations:

☒	Buyer may sell subparticipations in respect of the Transferred Rights without Seller’s prior consent. Section 10.1(b) of the Standard Terms will apply.

☐	Buyer may not sell subparticipations in respect of the Transferred Rights without Seller’s prior consent. Section 10.1(b) of the Standard Terms will not apply.

F.            SECTION 11 (VOTING)

F.1          “Voting” select one:

☒  Buyer shall have voting rights with respect to the Transferred Rights, subject to Section 11.1(a) of the Standard Terms.

☐  Buyer shall have no voting rights in respect of the Transferred Rights, subject to Section 11.1(b) of the Standard Terms, except with respect to the following matters: ________________________________________________________________________________.

F.2          For purposes of determining the Majority Holders or Majority Claims Holders pursuant to Section 11.1(a) of the Standard Terms:

☐  the interests or claims held by Seller for its own account shall be counted;

☒  the interests or claims held by Seller for its own account shall not be counted;

AND

☐  the interests or claims held by Affiliates of Seller shall be counted.

☒  the interests or claims held by Affiliates of Seller shall not be counted.

G.           SECTION 15 (ELEVATION)

G.1          Select one:

☒     There is no Elevation Transfer Fee.

☐     Each Elevation Transfer Fee shall be paid as follows:

☐  The Elevation Transfer Fee shall be paid by Seller to the Agent and Buyer shall reimburse Seller in an amount equal to

☐  one-half thereof.

☐  [other relevant fraction or percentage] _____ thereof.

☐  Each Elevation Transfer Fee shall be paid by Buyer to the Agent and Seller shall reimburse Buyer in an amount equal to

☐  one-half thereof (which amount may be pre-funded on the date hereof through a credit to the Purchase Price with respect to each Transaction).

☐  [other relevant fraction or percentage] _____ thereof.

G.2          If “No” is specified opposite “Elevation” in the Transaction Summary, then select one:

☐     No Elevation shall be permitted unless requested by Seller and otherwise subject to Section 15.

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☐	Subject to Section 15, Seller may at any time request an Elevation and Buyer may request an Elevation only in the following circumstances: ________________________________________

_____________________________________________________________________________.

H.           SECTION 28 (JUDGMENT CURRENCY)

The exchange rate used for the conversion of amounts in any currency other than the Contractual Currency into amounts in the Contractual Currency shall be determined by reference to quotations from:

☐ Seller, or if Seller does not quote a rate of exchange on such currency, by a known dealer in such currency designated by Seller.

☒ Buyer, or if Buyer does not quote a rate of exchange on such currency, by a known dealer in such currency designated by Buyer.

☐ [name of dealer], or if [name of same dealer as in first blank in this sentence] does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the mutual agreement of the Parties.

I.            SECTION 31 (FURTHER PROVISIONS)

I.1          Representations of Seller. In addition to the representations and warranties of Seller set forth in Section 4 of the Standard Terms, Seller hereby makes the representations and warranties set forth on Schedule IV hereto to Buyer.

I.2          Further Transfers. Section 10.1(a) of the Standard Terms is hereby amended and restated as follows:

“Buyer may make a Pre-Elevation Transfer without the prior consent of Seller; provided, however, that no Pre-Elevation Transfer shall be effective unless (i) such Pre-Elevation Transfer does not violate any applicable law or regulation or cause Seller to violate or be in breach of any provision of any Transaction Document, (ii) the transferee in such Pre-Elevation Transfer (the “Transferee”) makes to Buyer for the benefit of Seller substantially each of the representations, warranties and covenants set forth in Sections 5.1, 8.1(c) and 18.3, and (iii) the Transferee either (A) is organized under the laws of the United States or any State thereof or (B) has (1) represented to Seller that under applicable law and treaties no taxes will be required to be withheld by Seller with respect to any payments to be made to such Transferee in respect of the Transferred Rights and (2) shall have furnished to Seller such forms, certifications, statements and other documents as Seller has reasonably requested or may reasonably request from time to time to evidence the Transferee's exemption from the withholding of any tax imposed by any jurisdiction or to enable Seller to comply with any applicable laws or regulations relating thereto.”

I.3          Elevation. Section 15 of the Standard Terms is hereby amended and restated as follows:

If (i) “Yes” is specified opposite “Elevation” in the Transaction Summary, upon the request of either Party, or (ii) “No” is specified opposite “Elevation” in the Transaction Summary, upon the request of the Party entitled to request an Elevation pursuant to Section G.2 of the Transaction Specific Terms and, in the case of a request by Buyer, upon satisfaction of the conditions set forth in Section G.2 of the Transaction Specific Terms, and, in each case, subject to the terms and provisions of the Credit Documents and any applicable law or regulation, each Party agrees to use commercially reasonable efforts and to take such actions as are necessary (including obtaining all Elevation Required Consents (if any)), as soon as reasonably practicable, to cause Buyer or any actual or prospective transferee or subparticipant with respect to all or any portion of the Participation (any such Entity or Buyer, a “Permitted Assignee”) to become a Lender under the Credit Agreement with respect to all or any part of the Transferred Rights (an “Elevation”; and the date on which such Permitted Assignee becomes a Lender under the Credit Agreement, the “Elevation Date”); provided that, (x) if any Funding Advance or other fees or amounts shall then be due and payable or any other obligations are due and owing to Seller by Buyer, Buyer may not request an Elevation, and (y) if an Elevation would contravene any law, rule, order or regulation applicable to either Party, the other Party may not request an Elevation. Upon the Elevation Date, to the extent of such Elevation, (i) Buyer shall assume all of the Assumed Obligations, (ii) Seller shall have no further responsibility in respect of such Assumed Obligations and (iii) this Agreement shall terminate except as provided in the last sentence of Section 16. Notwithstanding the foregoing, the occurrence of an Elevation shall not affect (a) each Party’s rights or obligations under this Agreement, (b) the indemnities set forth in Section 6, in each case arising on or before the Elevation Date, including, without limitation, any rights or obligations relating to a Party’s breach of any of its representations, warranties, covenants or agreements hereunder, (c) Seller's obligation to deliver to Buyer any Distributions (whether received before, on or after the Elevation Date) pursuant to Section 8 of this Agreement or (d) either Party’s right to reimbursement of Agent Expenses pursuant to Section 7.1.

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I.4          Grant of Security. To secure its obligations under this Agreement, Seller hereby pledges, assigns and grants to Buyer a continuing security interest in, lien on and right of set-off against, all of its right, title and interest (if any), whether now owned or hereafter acquired, in, to and under each Loan and the Transferred Rights subject to this Agreement and all proceeds thereof whether now existing or hereafter arising (collectively, the “Collateral”). Seller hereby represents that (x) the creation and perfection of the forgoing security interests by Seller are within its corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action; and (y) the foregoing security interests constitute valid and (subject to the filing of a financing statement in accordance with the Uniform Commercial Code as in effect in Maryland (in the form attached hereto as Schedule III) in the office of the Maryland Department of Assessments & Taxation) perfected first priority security interests in the Collateral securing the Seller’s obligations under this Agreement. Notwithstanding the foregoing grant, Seller acknowledges and agrees that it has not retained any beneficial or equitable interest in the Loans that are being transferred to Buyer pursuant to and are the subject of this Agreement. Each party hereto hereby acknowledges and consents to the pledge and grant of a security interest in all of Buyer’s right, title and interest in and to the Collateral and this Agreement by Buyer to U.S. Bank National Association (“USB”), as collateral agent under that certain loan and security agreement (the “Loan and Security Agreement”), dated August 26, 2016, among Buyer, the lenders party thereto, CĪON Investment Management, LLC, as portfolio manager, JPMorgan Chase Bank, National Association, as administrative agent and USB collateral administrator, collateral agent and securities intermediary, for the benefit of the secured parties thereunder.

I.5         Events of Default; Remedies. Upon (i) the failure of Seller to comply with or perform any material agreement or obligation to be complied with or performed by Seller in accordance with this Agreement, which failure has not been cured within five Business Days (or two Business Days after the due date thereof for a failure to deliver Distributions) of Seller having been so notified by Buyer; (ii) a representation made or repeated or deemed to have been made or repeated by Seller in this Agreement proves to have been incorrect or misleading in any material respect; (iii) Seller (1) becomes insolvent or is unable to pay its debts as they become due; (2) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (3) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (4) has a resolution passed for its winding-up, official management or liquidation; (5) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (6) has a secured party (other than the Buyer) take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (7) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) through (6); or (8) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or (iv) Seller disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, its pledge of Collateral or its other obligations hereunder (any of the foregoing, an “Event of Default”), Buyer may exercise (or cause its agents or co-agents, if any, to exercise) any or all of the remedies available to it (or to such agents or co-agents) under this Agreement or applicable law. Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, Buyer may exercise, in addition to all other rights and remedies given by law or this Agreement, all the rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised and whether or not the UCC applies to the affected Collateral) with respect to any Collateral. Seller agrees that it will execute and deliver such documents and take such other action as is necessary in order that any such sale or other disposition may be made in compliance with law. Notwithstanding the continuation of any Event of Default hereunder, Buyer shall not have the right to cause Seller to repurchase any Loan or to otherwise retroactively adjust any of the terms of transfer solely as a result of the performance of the Loans.

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I.6          Covenant to Maintain Existence. Seller hereby agrees to not wind-up, liquidate or dissolve at any time prior to the termination of this Agreement in accordance with Section 15 and/or Section 16 of the Standard Terms.

I.7          Covenants of the Seller. The Seller hereby agrees: (i) not to consent to or otherwise cause the Seller to wind-up, liquidate or dissolve at any time prior to the termination of this Agreement in accordance with Section 15 and/or Section 16 of the Standard Terms; and (iv) to manage its rights related to record ownership of the Loans, the Commitments and the Transferred Rights in a manner consistent with this Agreement.

I.8          Limited Recourse of Seller Against Buyer. Notwithstanding anything herein to the contrary, the parties acknowledge and agree that the rights of recourse of Seller against Buyer shall be limited to the remaining amounts from time to time available and comprising the assets of Buyer (other than the ordinary share capital and the transaction fee charged by Buyer) having satisfied or provided for all other prior ranking liabilities of Buyer. Accordingly, Seller shall have no claim or recourse against Buyer in respect of any amount which is or remains unsatisfied after the application of the funds comprising such assets of Buyer and/or representing the proceeds of realization thereof and any remaining obligation to pay any further unsatisfied amounts shall be extinguished. No recourse shall be had for the payment of any amount owing to Seller against any officer, member, director, employee, security holder or incorporator of Buyer or its successors or assigns. No action may be brought against any officer, member, director, employee, security holder or incorporator of Buyer personally. Seller agrees that it will not petition a court, or take any action or commence any proceedings for the liquidation or the winding-up of Buyer or any other bankruptcy or insolvency proceedings with respect to Buyer until one year and one day (or, if longer, the preference period then in effect) after the later of the termination of this Agreement or the date on which the final payment has been made in respect of the Buyer’s rated securities. This Section shall survive termination of this Agreement.

I.9          Limited Recourse of Buyer Against Seller. No recourse shall be had for the payment of any amount owing to Buyer against any officer, member, director, employee, security holder or incorporator of Seller or its successors or assigns. No action may be brought against any officer, member, director, employee, security holder or incorporator of Seller personally. This Section shall survive termination of this Agreement.

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IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement by their duly authorized officers or representatives as of the Agreement Date.

SELLER

CĪON INVESTMENT CORPORATION

By:	/s/ Michael A. Reisner
Name: Michael A. Reisner
Title: Co-President and Co-CEO

BUYER

34TH STREET FUNDING, LLC

By:	/s/ Michael A. Reisner
Name: Michael A. Reisner
Title: Co-President and Co-CEO

ANNEX TO PARTICIPATION AGREEMENT FOR PAR/NEAR PAR TRADES

The amount of any PIK Interest that accreted to the principal amount of the Loans on or after the Trade Date but on or prior to the Settlement Date with respect to each Transaction is set forth in Schedule I.

Annex-1

SCHEDULE I – TRANSACTION DETAILS FOR EACH PARTICIPATION

[Reserved]

Schedule I

Schedule II – Standard Terms

[Reserved]

Schedule II

Schedule III – Form of UCC-1

[Reserved]

Schedule III

Schedule IV – Representations and Warranties of Seller

Seller represents and warrants to Buyer (as of the Settlement Date and, where specifically indicated, the Agreement Date) that:

(a)	Seller has not and will not grant any charge, pledge or lien or other security interest in any Loan or Participation subject to this Agreement.

(b)	The Purchase Price paid by Buyer to Seller for the Participation represents the fair market value of such assets as of the date of determination thereof.

(c)

Seller will account for each transfer as a sale of (a) in the case of the Assignments, all right, title and interest in the related Loans and (b) in the case of the Participation, a beneficial interest in the related Loans and Transferred Rights, under U.S. generally accepted accounting principles.

(d)	(i) Seller has not instituted, and Seller does not have pending against it, a proceeding seeking a judgment of its insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights; and Seller does not have a petition presented for its winding-up or liquidation; (ii) Seller has not and will not sell the Participation or otherwise transfer an interest in the Loans in contemplation thereof or to prevent the application of its assets in the manner described in the Bankruptcy Code or any other applicable insolvency law, and (iii) Seller is not selling the Participation to Buyer with an intent to hinder or delay payment to or defraud the creditors of Seller.

(e)	There are no agreements, arrangements or understandings, written or otherwise, with respect to the Loans or the Transferred Rights, other than the Transaction Documents and this Agreement.

(f)	Seller does not have the right under this Agreement, nor will Seller attempt in any way, to take any unilateral action to modify or alter the terms of any transfer of the Loans and Transferred Rights subsequent to the Settlement Date.

(g)	No provision exists whereby the Purchase Price will be modified subsequent to the Settlement Date.

(h)	There are no guarantees, keep-well arrangements, collateral security or other arrangements involving Seller which have the effect of a recourse provision against Seller with respect to the Transaction.

(i)	Seller will not take any action inconsistent with Buyer’s ownership of the Participation or, upon Elevation, the Loans. If a third party, including a potential purchaser of the Loans, should inquire, Seller will disclose that the Participation has been sold to Buyer and will claim no ownership interest in such assets.

(j)	On the date hereof and after giving effect to the Transaction, Seller is solvent, and has adequate capital or assets to carry on its business.
(k)	The sale of the Loans by participation pursuant to this Agreement constitutes an arm’s length secondary market transaction customary for syndicated leveraged loans.

(l)	Seller acknowledges that it has no right to any surplus and is not liable for any deficiencies with respect to the Loans or the Distributions received thereunder.

Schedule IV